THIS OPTION AND THE SHARES ISSUABLE UPON EXERCISE OF THIS OPTION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR ANY STATE BLUE SKY LAWS. THIS OPTION AND THE SHARES ISSUABLE UPON EXERCISE OF THIS OPTION MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN ANY MANNER EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH TRANSFER, OR EXCEPT UPON RECEIPT BY ORION FINANCIAL, LTD. OF AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH SALE OR TRANSFER IS NOT IN VIOLATION OF THE ACT OR ANY APPLICABLE SECURITIES LAWS.


                                OPTION AGREEMENT


     THIS OPTION AGREEMENT ("Agreement") is effective as of the 16th day of September, 1996, by and between Orion Financial, Ltd. ("Orion") and William J. White ("Recipient").

     1. Grant of Option. Orion hereby grants to Recipient an option to purchase 400,000 shares of Common Stock of Orion at a price of $.03 per share.

     2. Exercise. Recipient may exercise the option in whole at any time or in part from time to time by giving written notice of exercise together with payment of the option price. The option shall expire on September 16, 2001.

     3. Dilution or Other Agreement.

          a. In the event that additional shares of Common Stock are issued pursuant to a stock split, a stock dividend or similar event, the number of shares of Common Stock then covered by each outstanding option granted hereunder shall be increased proportionately with no increase in the total purchase price of the shares then so covered.

          b. In the event that the shares of Common Stock of the Company from time to time issued and outstanding are reduced by a combination of shares, the number of shares of Common Stock then covered by each outstanding option granted hereunder shall be reduced proportionately with no reduction in the total price of the shares then so covered.

          c. In the event that the Company should transfer assets to another corporation and distribute the stock of such other corporation without the surrender of Common Stock of the Company, then the total purchase price of the shares covered by each outstanding option shall be reduced by an amount which bears the same ratio to the total purchase price then in effect as the market value of the stock distributed in respect of a share of the Common Stock of the Company, immediately following the distribution, bears to the aggregate of the market value at such time of a share of the Common Stock of the Company and the stock distributed in respect thereof.

          d. In the event of a merger of the Company into another corporation, then any options shall be exercisable into the number of shares and any other consideration which the option holder would have received if he had owned the shares subject to the option on the effective date of the merger.

     All such adjustments shall be made by the Board, whose determination upon the same shall be final and binding upon the optionees. No fractional shares shall be issued, and any fractional shares resulting from the computations pursuant to this Section shall be eliminated from the respective option. No adjustment shall be made for cash dividends or the issuance to stockholders of rights to subscribe for additional Common Stock or other securities.

     4. Listing and Registration of Shares. Each option shall be subject to the requirement that if at any time the Board shall determine, in its discretion, that the listing, registration or qualification of the shares covered thereby upon any securities exchange or under any state or federal law or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of such option or the issue or purchase of shares thereunder, such option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

     5. Representations and Warranties.

          a. Recipient hereby makes the following covenants, representations and warrants to Orion:

               i) The shares of Common Stock to be acquired hereunder will be acquired for his own account, are for investment, and without view to the distribution of any portion thereof.

               ii) That he is aware that no federal or state agency has made any finding or determination as to the fairness of this investment, nor any recommendation nor endorsement with respect to this investment.

               iii) That he understands that he must bear the economic risk of this investment for an indefinite period of time because the securities have not been registered under the Securities Act of 1933 or any state securities laws and, therefore, cannot be sold unless registered under such Act or such laws or an exemption from such registration is available.

          b. It shall be a condition to the transfer of the Common Stock to be acquired hereunder that Recipient and any transferee take all steps which in the opinion of Orion are necessary to ensure compliance with all state and federal securities laws.

          c. Recipient agrees that the certificates representing the Common Stock to be acquired hereunder shall contain the legend set forth below and that appropriate instructions shall be given to any transfer agent of such stock to insure compliance with such legend:

                    The shares  represented  by this  certificate  have not
               been registered under the Securities Act of 1933 (the "Act") or any state blue sky laws. The shares represented by this certificate may not be sold or otherwise transferred in any manner except pursuant to an effective registration statement covering such transfer, or except upon receipt by Orion Financial, Ltd. of an opinion of counsel satisfactory to it that such sale or transfer is not in violation of the Act or any applicable securities laws.

          d. Recipient agrees that this Option and the shares issuable upon exercise hereof shall be transferable only in accordance with, in the case of this Option, the legend hereon and in the case of the shares, the legend set forth in Section c above.

     6. Attorney Fees. In the event of litigation to enforce any of the provisions of this Agreement, the prevailing party shall be entitled to payment of all its costs and attorneys' fees incurred in connection therewith.

     7. Notices. All notices required or authorized by this Agreement shall be in writing and shall refer to this Agreement. All notices shall be effective upon delivery if delivered in person or upon mailing if mailed first-class mail, postage prepaid, as follows:

         If to Orion:                          Orion Financial, Ltd.
                                               c/o Dean H. Boedeker
                                               Orion Financial, Ltd.
                                               80 North Hoyt Street
                                               Denver, Colorado 80226

         If to Recipient:                      William J. White
                                               4582 South Ulster Street Parkway
                                               Suite 1500
                                               Denver, CO  80237

Either party may change its address for receipt by notice given as indicated herein.

     8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

     9. Severability. It is the desire and intent of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision or portion of this Agreement shall be adjudicated to be invalid or unenforceable, this
Agreement shall be deemed amended to delete herefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of this paragraph in the particular jurisdiction in which such adjudication is made.

     10.   Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed to be an original and all of which together shall constitute but one and the same instrument.

     11. Entire Agreement. This instrument sets forth the entire agreement and understanding among the parties and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof. No provision of this Agreement shall be altered, amended or revoked except by an instrument in writing signed by the parties hereto.

     12. Successors and Assigns. Except as herein set forth, this Agreement shall extend to and be binding upon the successors, assigns, heirs and legal representatives of the parties hereto. No party hereto shall have further rights under this Agreement when he ceases to own any shares of Orion. If Recipient, prior to his death, elects or becomes obligated to purchase shares hereunder, the estate of Recipient shall purchase such shares and comply with all the provisions hereof.

     13. Miscellaneous. Words used herein, regardless of the number or gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires. As used herein "person" shall mean any natural person, corporation, partnership, trust, state or other entity.

     DATED  as  of  October 13, 1996.
                                              ORION  FINANCIAL,   LTD.,
                                              a Colorado corporation


                                              By:
                                                  ----------------------------
                                                  Dean H. Boedeker, President

                                              RECIPIENT:


                                              --------------------------------
                                              WILLIAM J. WHITE